EXHIBIT 16.1

LETTER FROM SHELLEY INTERNATIONAL, CPA

SHELLEY INTERNATIONAL CPA
144 S. Mesa Dr. #E
Mesa, AZ 85210
480-461-8301

June 3, 2006

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Ladies and Gentlemen:

We have read and agree with the disclosures in Item 4.01 of Form 8-K/A of Studio One Media, Inc. dated March 31, 2006, which is expected to be filed on or around June 5, 2006.

/s/ MARK SHELLEY Shelley International CPA